SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 2, 1995

                           PROLER INTERNATIONAL CORP.
             (Exact name of registrant as specified in its charter)

       DELAWARE                     1-5276                     74-1051251
    (State or other             (Commission File             (IRS Employer
    jurisdiction of                 Number)               Identification Number)
     incorporation)

                4265 SAN FELIPE, SUITE 900, HOUSTON, TEXAS 77027
                    (Address of principal executive offices)

        Registrant's telephone number, including area code (713) 627-3737

                         Exhibit Index Located on Page 6
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ITEM 2.        ACQUISITION OR DISPOSITION OF ASSETS

               On October 2, 1995, Proler International Corp. (the "Company") sold its interest in HPI and HPNJ, joint ventures engaged in a scrap metal processing business in Newark, New Jersey, operating under the name of Metro Metal Recycling. The disposition was effected pursuant to a Joint Venture Interest Purchase Agreement (the "Agreement") by and between the Company and Hugo Neu Corporation ("Hugo Neu"), a partner in the ventures. The Agreement is filed as Exhibit 99.1 to this report and incorporated herein by reference. The Company and Hugo Neu participate in other joint scrap processing operations, including Hugo Neu-Proler Company, Prolerized New England Company and Prolerized Schiabo-Neu Company, which are not affected by this transaction.

                      The purchase price for the Company's interest was based on the value of the joint venture assets, as determined by the parties. On October 3, 1995, the Company received $3.3 million in cash from the sale of its interests and an additional $4.4 million in cash representing reimbursement of advances made to the joint ventures. The proceeds approximated the Company's net book value of its investments, and accordingly, no gain or loss will be recognized.

               In connection with this transaction, the Company and Hugo Neu have entered into a Remediation Agreement pursuant to which the Company would be responsible, among other things, for its proportionate share (i.e. 50%) of the cost of remediating certain environmental contamination, if any, existing at the joint venture's facility in Newark, New Jersey as of December 31, 1994, provided that such remediation is commenced within certain time periods not to be later than September 30, 2004. Under the Remediation Agreement, Hugo Neu would be responsible for the cost of any such remediation commenced after such time periods. The Company has accrued approximately $0.3 million with respect to its estimated future obligations under this agreement.

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS

(b)            PRO FORMA FINANCIAL INFORMATION

               The following pro forma financial statements have been prepared to give effect to the disposition of assets described in Item 2 above. The Pro Forma Condensed Balance Sheet set forth below gives effect to the transaction as if it occurred on July 31, 1995. The Pro Forma Condensed Statements of Operations for the six months ended July 31, 1995 and for the year ended January 31, 1995 give effect to the transaction as if it occurred as of the beginning of each period presented as more fully explained in notes thereto.

               This pro forma presentation does not purport to represent what the Company's results of operations or financial position would actually have been had such transaction taken place on such dates or to project the Company's results of operations or financial position for any future period or date.

               The adjustments for the pro forma presentation are based on available information and on certain assumptions which management believes are reasonable. The pro forma condensed financial statements and the accompanying notes should be read in conjunction with the Consolidated Financial Statements included in the Company's Form 10-K for the year ended January 31, 1995 and Consolidated Condensed Financial Statements included in the Company's Form 10-Q for the quarter ended July 31, 1995.

                   PROLER INTERNATIONAL CORP. AND SUBSIDIARIES
                  PRO FORMA CONDENSED BALANCE SHEET (UNAUDITED)
                                  JULY 31, 1995
                                  (IN MILLIONS)

                                                        PRO FORMA     PRO FORMA
                                               ACTUAL  ADJUSTMENTS   AS ADJUSTED
                                               ------  -----------   -----------
ASSETS

Current assets ...........................      $ 6.6       $7.6 (a)   $ 7.7
                                                            (6.5)(b)

Investments in joint operations ..........       41.2       (7.3)(c)    33.9
Property, net ............................       20.5        --         20.5
Other assets .............................        4.4        --          4.4
                                                -----       ----       -----
                                                $72.7      $(6.2)      $66.5
                                                =====      =====       =====
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities ......................      $ 4.0       $0.3 (d)   $ 4.3
Borrowings under line of credit ..........        6.5       (6.5)(b)     --
Other liabilities ........................        2.6        --          2.6
Stockholders' equity .....................       59.6        --         59.6
                                                -----       ----       -----
                                                $72.7      $(6.2)      $66.5
                                                =====      =====       =====
----------
(a) To give effect to the receipt of approximately $7.6 million of cash proceeds from the transaction ($3.3 million from the sale of its interests and $4.4 million in reimbursement of advances made to the joint ventures less $0.1 million for certain payments).

(b) To give effect to the repayment of borrowings under the revolving credit facility.

(c) To remove from the accounts the recorded investment of the sold joint operation interests.

(d) To reclassify the Company's estimated future obligations attributable to the sold joint operation interests.

                   PROLER INTERNATIONAL CORP. AND SUBSIDIARIES
             PRO FORMA CONDENSED STATEMENT OF OPERATIONS (UNAUDITED)
                     FOR THE SIX MONTHS ENDED JULY 31, 1995
                       (IN MILLIONS EXCEPT PER SHARE DATA)

                                                       PRO FORMA     PRO FORMA
                                             ACTUAL   ADJUSTMENTS   AS ADJUSTED
                                             ------   -----------   -----------

Net sales ..............................      $ 6.5       $ --       $ 6.5
Cost of sales ..........................        6.4         --         6.4
                                              -----       ----       -----
    Gross profit .......................        0.1         --         0.1
Earnings from joint operations .........        4.0        0.1(a)      4.1
Selling, general and
  administrative expenses ..............       (2.4)        --        (2.4)
Research and development expense .......       (0.5)        --        (0.5)
                                              -----       ----       -----
    Operating income ...................        1.2        0.1         1.3
                                              -----       ----       -----
Gain on sale of assets, net ............        0.3         --         0.3
                                              -----       ----       -----
Other income (expense) .................       (0.2)       0.2(b)     --
                                              -----       ----       -----
Income before income taxes .............        1.3        0.3         1.6
Provision for income taxes .............        0.2         --         0.2
                                              -----       ----       -----
Net income .............................      $ 1.1       $0.3       $ 1.4
                                              =====       ====       =====
Net income per share ...................      $ .24                  $ .30
                                              =====                  =====
------------
(a) To remove from the accounts the loss from joint operations assumed to have been sold as of the beginning of the period.

(b) To give effect to the interest expense assumed to have been reduced and the interest income assumed to have been earned had the transaction been consummated as of the beginning of the period.

                   PROLER INTERNATIONAL CORP. AND SUBSIDIARIES
             PRO FORMA CONDENSED STATEMENT OF OPERATIONS (UNAUDITED)
                       FOR THE YEAR ENDED JANUARY 31, 1995
                       (IN MILLIONS EXCEPT PER SHARE DATA)

                                                       PRO FORMA      PRO FORMA
                                              ACTUAL  ADJUSTMENTS    AS ADJUSTED
                                              ------  -----------    -----------
Net sales ..............................      $ 18.6     $ --          $ 18.6
Cost of sales ..........................        18.1       --            18.1
                                              ------     ----          ------
    Gross profit .......................         0.5       --             0.5
Earnings from joint operations .........         3.0      2.3(a)          5.3
Selling, general and
  administrative expenses ..............        (3.7)      --            (3.7)
Research and development expense .......        (1.7)      --            (1.7)
                                              ------     ----          ------
    Operating income (loss) ............        (1.9)     2.3             0.4
                                              ------     ----          ------
Gain on sale of assets, net ............         2.9       --             2.9
                                              ------     ----          ------
Other income (expense) .................        (0.5)     0.3(b)         (0.2)
                                              ------     ----          ------
Income before income taxes .............         0.5      2.6             3.1
Provision for income taxes .............         0.2       --             0.2
                                              ------     ----          ------
Net income .............................      $  0.3     $2.6          $  2.9
                                              ======     ====          ======
Net income per share ...................      $  .06                   $  .62
                                              ======                   ======
------------
(a) To remove from the accounts the loss from joint operations assumed to be sold as of the beginning of the period.

(b) To give effect to the interest income assumed to have been earned by maintaining higher average cash balances in interest-bearing securities.

(c)     EXHIBITS:

        99.1   Joint Venture Interest Purchase Agreement.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         PROLER INTERNATIONAL CORP.

Date:   October 17, 1995                 By   /s/  MICHAEL F. LOY
                                         ------------------------------
                                                   Michael F. Loy
                                               Vice President - Finance and
                                               Chief Financial Officer

                                  EXHIBIT INDEX

                   Exhibit numbers are in accordance with the
                   Exhibit Table in Item 601 of Regulation S-K
                   --------------------------------------------

Exhibit No.       Exhibit Description                                 Page No.
-----------       -------------------                                 --------
99.1              Joint Venture Interest Purchase Agreement              7

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